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                                                                   Exhibit 10.26

                             CHENIERE ENERGY, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT

                            Optionee: Ron A. Kreszke

I. GRANT OF STOCK OPTION. As of the GRANT DATE (identified below), Cheniere Energy, Inc., a Delaware corporation (the "COMPANY"), hereby grants a Nonqualified Stock Option (the "OPTION") to the OPTIONEE (identified below) to purchase the number of shares of the Company's common stock, $.003 par value per share, identified below (the "SHARES"), subject to the terms and conditions of this agreement (the "AGREEMENT"). The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is not an "incentive stock option" as defined in Section 422 of the Internal Revenue Code.

II. DEFINITIONS. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 15 below sets forth meanings for various capitalized terms used in this Agreement.

III. OPTION TERM. The Option shall commence on the Grant Date (identified below) and terminate on the date prior to the fifth (5th) anniversary of the Grant Date. This period during which the Option is in effect and may be exercised is referred to herein as the "OPTION PERIOD".

IV.  OPTION PRICE.  The Option Price per Share is identified below.

V. VESTING. The total number of Shares subject to this Option shall vest in accordance with the VESTING SCHEDULE (identified below). The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, it shall be exercisable, in whole or in part, at any time during the Option Period.

VI. METHOD OF EXERCISE. The vested portion of the Option may be exercised, in whole or in part, at any time, with respect to whole Shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of Shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in Common Stock (not subject to limitations on transfer) valued at the Fair Market Value of such Shares on the trading date immediately preceding the date of exercise, or (iii) at the discretion of the Committee, by a combination of such cash and such Common Stock. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash or, at the discretion of the Committee, in Common Stock, the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

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VII.  TERMINATION OF EMPLOYMENT.  Voluntary or involuntary termination of employment and death or disability of Optionee shall affect Optionee's rights under the Option as follows:

     A. Termination for Cause. The Option shall terminate immediately and shall not be further exercisable to any extent if Optionee's employment with the Company (or any of its Subsidiaries) is terminated for cause.

     B. Other Involuntary Termination or Voluntary Termination. If Optionee's employment with the Company (or any of its Subsidiaries) is terminated for any reason other than for cause, death or disability, then (i) the Option will immediately terminate to the extent it is unvested and (ii) the vested portion of the Option will terminate to the extent not exercised within 180 calendar days after the date of such termination. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 180 calendar days after termination of employment.

     C. Death or Disability. If Optionee's employment is terminated by death or disability, then (i) the Option will immediately terminate to the extent it is unvested and (ii) the vested portion of the Option will terminate 365 calendar days after the date of such termination to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option have passed by will or by the laws of descent and distribution or, in the case of disability, by Optionee's legal representative. In no event may any Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 365 days after Optionee's death or termination of employment due to disability.

VII. REORGANIZATION OF COMPANY. The existence of the Option shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     In the event of a change in control of the Company, vesting of the Option may be accelerated.

VIII. ADJUSTMENT OF SHARES. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments shall be made to the terms and provisions of this Option.

IX. NO RIGHTS IN SHARES. Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.

X. INVESTMENT REPRESENTATION. Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Optionee

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hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

XI. NO GUARANTEE OF EMPLOYMENT OR SERVICE CONTRACT. The Option shall not confer upon Optionee any right to employment or other service with Company, nor shall it interfere with any right the Company would otherwise have to terminate such Optionee's employment or other service at any time, with or without cause.

XII. WITHHOLDING OF TAXES. Company shall have the right to (i) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

XIII.  GENERAL.

     A. Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

     B. Shares Reserved. Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option.

     C. Nontransferability of Option. The Option granted pursuant to this Agreement is not transferable other than by will, the laws of descent and distribution or by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's legal representative in the event of Optionee's disability. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

     D. Amendment and Termination. No amendment or termination of the Option shall be made at any time without the written consent of Optionee. No amendment or termination of the Plan will adversely affect the rights and privileges of Optionee under the Option without the written consent of Optionee.

     E. No Guarantee of Tax Consequences. Neither Company, Board or Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of this Option and the disposition of any Shares acquired thereby.

     F. Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

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     G.  Governing Law.  The Option shall be construed in accordance with the laws of the State of Texas without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

XIV. DEFINITIONS AND OTHER TERMS. The following capitalized terms shall have those meanings set forth opposite them:

     A.  Optionee:  Ron A. Krenzke.

     B.  Grant Date: July 1, 1999.

     C. Shares: Six Hundred Thousand (600,000) Shares of the Company's Common Stock.

     D.  Option Price: One Dollar and Fifty Cents ($1.50) per Share.

     E. Option Period: July 1, 1999 through June 30, 2004 (until 12:00 p.m. central).

     F. Vesting Schedule: Options for 300,000 Shares shall vest on the Grant Date, Options for 75,000 Shares shall vest on the first anniversary of the Grant Date, and Options for 75,000 Shares shall vest on each subsequent anniversary of the Grant Date until fully vested as follows:


                            Date                 Options Vesting
                            ----                 ---------------
                        July 1, 1999                  300,000
                        July 1, 2000                   75,000
                        July 1, 2001                   75,000
                        July 1, 2002                   75,000
                        July 1, 2003                   75,000
                                                      -------
                                         Total        600,000
                                                      =======

IN WITNESS WHEREOF, this Stock Option Agreement is executed this ______ day of _____________, 19_____.,


                                        "COMPANY"
                                        CHENIERE ENERGY, INC.


                                        By:
                                           ------------------------------
                                           Name: Michael L. Harvey

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                                           Title: President and CEO

                                           1200 Smith Street, Suite 1740
                                           Houston, Texas  77002-4312


          Accepted and agreed this ____ day of ____________, 19_____.


                                           "OPTIONEE"


                                           By:
                                              -----------------------------
                                           Name:
                                                ---------------------------
                                           Title:
                                                 --------------------------

                                           Address:
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